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                                                   EXHIBIT (10)M

                      McKESSON CORPORATION

                      SEVERANCE POLICY FOR

                       EXECUTIVE EMPLOYEES

                 (As Adopted September 29, 1993)

SECTION 1.  ADOPTION AND PURPOSE OF POLICY.

     The McKesson Corporation Severance Policy for Executive Employees (the "Policy") was adopted effective September 29, 1993 by McKesson Corporation, a Delaware corporation (the "Company"), to provide a program of severance payments to certain employees of the Company and its designated subsidiaries. The Policy is an employee welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 2510.3-1 of the regulations issued thereunder. The plan administrator of the Policy for purposes of ERISA is the Company.

SECTION 2.  DEFINITIONS.

     Whenever used and capitalized in the text of the Policy, the following terms shall have the meaning set forth below:

     (a)  "Cause" means:

          (i) The continuing willful failure of the Participant to perform the Participant's prescribed duties to the Company (other than any such failure resulting from the Participant's incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the Participant by the Board of Directors or a committee thereof; or

          (ii) The willful commission by the Participant of a wrongful act that caused or was reasonably likely to cause substantial damage to the Company, or an act of gross negligence, fraud, unfair competition, dishonesty or misrepresentation in the performance of the Participant's duties on behalf of the Company; or

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          (iii) The conviction of the Participant for
     commission of a felony.

     (b) "Change in Control" shall have the meaning set forth in the Company's standard form of termination agreement for executive employees.

     (c) "Earnings" means a Participant's monthly base salary and 1/12 of the Participant's annual target bonus under the Company's 1989 Management Incentive Plan.

     (d) "Participant" means a Principal Officer whose employment is terminated under circumstances that render him or her eligible for the benefits described in Section 3 of the Policy.

     (e) "Principal Officers" means those persons who have been designated as executive officers of the Company for purposes of
Section 16 of the Securities Exchange Act of 1934 by resolution adopted by its Board of Directors.

     (f)  "Tier One Participant" means the Chairman and Chief
Executive Officer and the President and Chief Operating Officer.

     (g) "Tier Two Participant" means any Principal Officer who is not a Tier One Participant.

     (h) "Year of Service" shall have the meaning set forth in Section (1) of Article II of the McKesson Corporation Retirement
Plan.


SECTION 3.  SEVERANCE BENEFITS.

     (a) Basic Severance Benefits. In the event that the Company terminates the employment of a Principal Officer for any reason other than Cause at any time other than within two years following a Change in Control, that Principal Officer shall be entitled to a severance payment equal to:

          (i) In the case of a Tier One Participant, the lesser of (A) 18 months' Earnings plus one additional month for each Year of Service or (B) 36 months'
     Earnings.

          (ii) In the case of a Tier Two Participant, the lesser of (A) 12 months' Earnings plus one additional month for each Year of Service or (B) 24 months'
     Earnings.

In no event shall the number of months a Participant is entitled to receive under (i) or (ii) above, as applicable, exceed the number of months remaining between the Participant's termination

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date and the date he or she will attain age 62 (rounded to the next higher whole month).

     (b) Mitigation of Damages. The amount of a Participant's benefits calculated under (a) above shall be reduced by the amount of compensation, if any, the Participant receives from any subsequent employer(s) for work performed during a period of time following his or her termination of employment equal to the number of months of Earnings the Participant is entitled to receive under (a)(i) or (ii) above, as applicable.

     (c) Effect on Other Plans. Nothing in this Policy shall alter or impair any rights a Participant may have upon termination of employment under any other plan or program of the Company, except as follows:

          (i) If a Participant is at least age 55 with 15 or more Years of Service at the time of his or her termination under this Section 3, he or she will automatically be granted "Approved Retirement" for purposes of the 1984 Executive Benefit Retirement Plan and the 1988 Executive Survivor Benefits Plan.

          (ii) A Participant who is terminated pursuant to this Section 3 shall receive pro rata Long-Term
     Incentive Plan awards for all cycles in progress as of his or her termination date. Such payments shall be based on actual Company performance for the relevant award cycle, and awards shall be paid at such time and in such manner as are paid to other participants under such Plan.

     (d) No Duplication of Benefits. In no event shall a Participant be entitled to any benefits under this Policy if his or her employment with the Company terminates under circumstances that entitle the Participant to receive severance benefits following a Change in Control of the Company.

SECTION 4.  FORM OF BENEFIT.

     The benefit described in Section 3(a) shall be paid in a lump sum or in monthly installments over a period commencing on the date of the Participant's termination of employment not to exceed the number of months determined under Section 3(a)(i) or
(ii), as applicable.

SECTION 5.  EFFECT OF DEATH OF EMPLOYEE.

     Should a Participant die after employment terminates but while participating in the Policy and prior to the payment of the entire benefit due hereunder, the balance of the benefit payable under the Policy shall be paid in a lump sum to the Participant's surviving spouse, or, if none, to his or her surviving children or, if none, to his or her estate.

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SECTION 6.  AMENDMENT AND TERMINATION.

     The Company reserves the right to amend or terminate the Policy at any time and to increase or decrease the amount of any benefit provided under the Policy by action of the Compensation Committee of its Board of Directors; provided, however, that no such action shall have the effect of decreasing the benefit of a Participant whose employment with the Company terminated prior to the date of the Compensation Committee's action.

SECTION 7.  ADMINISTRATION AND FIDUCIARIES.

     (a)  Plan Sponsor and Administrator.  The Company is the
"plan sponsor" and the "administrator" of the Policy, within the meaning of ERISA.

     (b) Administrative Responsibilities. The Company shall be the named fiduciary with the power and sole discretion to determine who is eligible for benefits under the Policy, to interpret the Policy and to prescribe such forms, make such rules, regulations and computations and prescribe such guidelines as it may determine are necessary or appropriate for the operation and administration of the Policy and to change the terms of or rescind such rules, regulations or guidelines. Such determinations of eligibility, rules, regulations, interpreta-tions, computations and guidelines shall be conclusive and binding upon all persons. In administering the Policy, the Company shall at all times discharge its duties with respect to the Policy in accordance with the standards set forth in section 404(a)(1) of ERISA.

     (c) Allocation and Delegation of Responsibilities. The Compensation Committee may allocate any of the Company's responsibilities for the operation and administration of the Policy among the Company's officers, employees and agents. It may also delegate any of the Company's responsibilities under the Policy by designating, in writing, another person to carry out such responsibilities.

     (d) No Individual Liability. It is declared to be the express purpose and intent of the Company that no individual liability shall attach to or be incurred by any member of the Board of Directors of the Company, or by any officer, employee representative or agent of the Company, under, or by reason of the operation of, the Policy.

SECTION 8.  CLAIMS AND REVIEW PROCEDURES.

     The Compensation Committee of the Company's Board of
Directors shall establish a procedure pursuant to which a Participant may file a claim for benefits under the Policy, and at the request of a Participant it shall also provide a full and fair review of any denied claim for benefits under the Policy.

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A claim for benefits and a request for the review of a denied benefit shall be made in writing and addressed to the Compensation Committee at the Company's headquarters. The Compensation Committee's response shall be in writing and shall be given in a manner and time consistent with the regulations under ERISA Section 503. The Compensation Committee shall establish such rules and procedures, consistent with the Policy and with ERISA, as it may deem necessary or appropriate in carrying out its responsibilities under this Section 8.

SECTION 9.  GENERAL PROVISIONS.

     (a) Basis of Payments to and from Policy. All benefits under the Policy shall be paid by the Company. The Policy shall be unfunded and benefits hereunder shall be paid only from the general assets of the Company. Nothing contained in the Policy shall be deemed to create a trust of any kind for the benefit of any employee, or create any fiduciary relationship between the Company and any employee with respect to any assets of the Company. The Company is under no obligation to fund the benefits provided herein prior to payment, although it may do so if it chooses. Any assets which the Company chooses to use for advance funding shall not cause the Policy to be a funded plan within the meaning of ERISA.

     (b) No Employment Rights. Nothing in the Policy shall be deemed to give any individual the right to remain in the employ of the Company or a subsidiary or to limit in any way the right of the Company or a subsidiary to discharge, demote, reclassify, transfer, relocate an individual or terminate an individual's employment at any time and for any reason, which right is hereby reserved.

     (c) Non-alienation of Benefits. No benefit payable under the Policy shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void.

     (d) Legal Construction. The Policy shall be governed and interpreted in accordance with ERISA.

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SECTION 10.  EXECUTION.

     To record the establishment of the Policy effective as of September 29, 1993, the Company's Vice President, Human Resources and Administration has executed this document this ___ day of ___________, 1994.

                               McKESSON CORPORATION





                               By _______________________________
                                       William A. Armstrong,
                                  Vice President, Human Resources
                                        and Administration

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